UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 7, 2026 (August 7, 2026)

Kestrel Group Ltd
 (Exact name of registrant as specified in its charter)

Bermuda	001-42668	98-1833921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Bermudiana Road, Suite 1141 Hamilton HM 08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	KG	NASDAQ Capital Market
1

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2026, the Company issued a press release announcing its results of operations for the three and six months ended June 30, 2026. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 7, 2026, the Company posted an investor presentation on its website. The presentation, dated August 7, 2026, may be found at https://kestrelgroup.com/investor_relations under "Investor Presentations."
The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Kestrel Group Ltd, dated August 7, 2026
2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 7, 2026	Kestrel Group Ltd

		By:	/s/ Bradford Luke Ledbetter
		Name:	Bradford Luke Ledbetter
		Title:	Chief Executive Officer

3

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Kestrel Group Ltd, dated August 7, 2026

4

Exhibit 99.1

NEWS RELEASE

Kestrel Group Reports Second Quarter 2026 Financial Results

Austin, TX, August 7, 2026 - Kestrel Group Ltd (NASDAQ: KG) ("Kestrel" or the "Company") a leading specialty insurance platform that provides fronting services to program managers, reinsurers, and reinsurance brokers, today reported its financial results for the second quarter ended June 30, 2026.

Key Highlights - Second Quarter 2026 Financials
•Program Services fee income was $2.4 million
•Program Services fee revenue was $3.7 million
•Premium produced(1) by Program Services clients was $109.6 million
•Total revenues were $6.7 million
•Net premiums earned were $3.5 million
•As of June 30, 2026, the Company’s book value per common share(2) was $14.57
•Net loss was $8.1 million, or a loss of $1.03 per share

Commenting on the results, Kestrel’s Chief Executive Officer, Luke Ledbetter, stated, “We continue to see excellent progress in our Program Services segment, with fee income, fee revenue and premium produced up again, both sequentially from the first quarter of 2026 and year-over-year. This is an encouraging sign as we execute on our growing pipeline of opportunity. While we work to maximize efficiency and enhance operating leverage, we believe Kestrel is well positioned to build on recent momentum within the Program Services segment and deliver continued improvement over time.”
Program Services Segment
The Program Services segment provides fronting services to general agents and insurance carriers to leverage Kestrel’s trusted reputation to provide access to the U.S. property and casualty insurance market and insurance paper rated “A-” (Excellent) A.M. Best rating and expansive licenses in exchange for fees. Kestrel issues the policy through exclusive use of four insurance carriers, and those carriers presently retain and reinsure the risk. The Company continues to actively pursue reinsurance mechanisms with its existing partners that would selectively deploy the Company’s underwriting capacity that it believes could facilitate and accelerate both its fee and premium revenue growth.
In the second quarter of 2026, total fee revenues from the Program Services segment were $3.7 million, a 587.9% increase over the second quarter of 2025, a combination of expanding existing and new client accounts. Premium produced(1) by client programs during the second quarter of 2026 totaled $109.6 million, a 479.8% increase over the second quarter of 2025.
The second quarter results bring Program Services’ fee income to $4.0 million for the six months ended June 30, 2026 compared to fee income of $12.0 thousand for the same period in 2025.
Fee revenue increased to $6.9 million for the six months ended June 30, 2026 compared to $1.4 million for the same period in 2025 resulting from higher premium produced by both new and existing client programs. Premium produced(1) by client programs for the six months ended June 30, 2026 totaled $203.8 million, a 382.5% increase over the same period in 2025.
Legacy Reinsurance Segment
The Legacy Reinsurance segment consists of the AmTrust Reinsurance and Diversified Reinsurance segments previously reported by Maiden Holdings, Ltd. ("Maiden") prior to the Combination with Kestrel. The AmTrust portion of this segment includes all business ceded to Maiden Reinsurance by AmTrust. The Diversified portion of this segment consists of a run-off portfolio of predominantly third-party property and casualty reinsurance business focusing on regional and specialty property and casualty insurance companies located primarily in Europe, as well as business produced by Maiden LF and Maiden GF along with transactions entered into by Genesis Legacy Solutions.
During the second quarter of 2026, the Legacy Reinsurance segment produced an underwriting loss of $1.3 million. The underwriting loss in the second quarter of 2026 included $0.6 million of losses related to the segment's AmTrust business and $0.7 million of losses related to the Diversified business.

The AmTrust business reported underwriting income of $1.7 million for the current accident year in the second quarter of 2026 as the run-off of certain remaining multiple year policies continues. This was offset by $2.3 million in adverse prior period loss development during the second quarter of 2026, which was almost entirely due to foreign currency fluctuations on loss reserves denominated in non-USD currencies.
The results for the segment’s Diversified business largely reflect the ongoing run-off of the Company’s international operations, which reported an underwriting loss for the second quarter of $1.3 million, inclusive of $0.7 million of severance-related costs. This was partially offset by $0.6 million in underwriting income from the run-off of Genesis Legacy Solutions and other business.

Investment Activities and Other Gains
The Company reported a combined loss from investment activities totaling $0.5 million for the three months ended June 30, 2026, resulting from net investment income of $2.5 million offset by net realized and unrealized investment losses of $3.0 million.
Also, during the second quarter, the Company recognized foreign exchange and other gains of $2.3 million. This primarily included a $1.8 million gain from the revaluation of a contingent receivable in the insurance distribution industry and $0.4 million of net foreign exchange gains due to appreciation of the U.S dollar on the re-measurement of net loss reserves and insurance related liabilities denominated in non-USD currencies.
General and Administrative Expenses
Total general and administrative expenses were $10.5 million for the three months ended June 30, 2026.
Included in total general and administrative expenses for the second quarter of 2026, the Company had $0.6 million in segment expenses related to fair value adjustments recognized at the time of its combination with Maiden.
Balance Sheet
Total assets were $919.6 million at June 30, 2026, and shareholders' equity was $114.0 million.
As of June 30, 2026, the Company has available net operating loss ("NOL") carryforwards of $471.6 million for income tax purposes. Approximately $383.4 million of NOL carryforwards expire in various years beginning in 2029. As of June 30, 2026, approximately $88.2 million or 18.7% of the Company's NOL carryforwards have no expiry date under the relevant U.S. tax law.
Investor Presentation
The Company has posted an investor presentation on its website in connection with this earnings release. The presentation, dated August 2026, can be found at https://kestrelgroup.gcs-web.com/events-and-presentations/presentations.
Non-GAAP Reconciliations
Please see “Non-GAAP Financial Measures” at the end of this earnings release for additional information on non-GAAP financial measures and reconciliations of these measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and are subject to risks and uncertainties that may cause actual results to differ materially. Factors that could cause differences are discussed in the Company's SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent quarterly reports on Form 10-Q.

Various statements contained in this press release are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections, assumptions, and estimates concerning the anticipated benefits of the business combination and integration of Maiden and Kestrel, our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, the timing and success of specific projects and strategies for growth, and our future production, revenues, income, expenses, capital spending, and reserves. Our forward-looking statements are generally, but not always, accompanied by words such as “estimate,” “believe,” “expect,” “will,” “plan,” “target,” “could” or other words that convey the uncertainty of future events or outcomes.

There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, our ability to recover from our capacity providers, the cost and availability of reinsurance coverage, challenges to our use of issuing carrier or fronting arrangements by regulators or changes in state or federal insurance or other statutes or regulations, our dependence on a limited number of business partners, our ability to compete effectively, a downgrade in the financial strength ratings of insurance carriers utilized for fronting arrangements, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, opportunities to expand our ability and capacity to write fee-based business, our ability to implement reinsurance mechanisms to selectively deploy underwriting capacity, our ability to manage our legacy business and ongoing run-off of our international operations, changes in interest or foreign exchange rates or other changes in the financial markets, availability and sources of liquidity, timing and amount of expenditures, measures to contain or reduce operating expenses, the effects of emerging claim and coverage issues, changes in the demand for our products, outcomes of ongoing litigation or other legal matters, our competitive position in the industry and markets in which we operate, the effect of general economic conditions, breaches in data security or other disruptions with our technology, changes in pricing or other competitive environments, and the development and success of strategies or other initiatives.
Forward-looking statements involve inherent risks and uncertainties that are difficult to predict, many of which are beyond our control. Additional information about these risks and uncertainties is contained in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Kestrel Group
Kestrel Group Ltd specializes in providing fronting services to insurance program managers, managing general agents (MGAs), reinsurers, and reinsurance brokers. Kestrel Group facilitates insurance transactions utilizing its exclusive management contracts with four insurance carriers, all of which are rated A- “Excellent” by A.M. Best. These contracts enable Kestrel Group to offer both admitted and surplus lines in all U.S. states. Kestrel Group generally does not assume significant underwriting risk and produces lines of business such as casualty, workers’ compensation, catastrophe-exposed property, and non-catastrophe-exposed property, with diverse risk durations, sizes, and product types. To learn more about Kestrel Group, please visit https://kestrelgroup.com.

Contact:
Kestrel Group Investor Relations
Ken Dennard / Zach Vaughan
KG@dennardlascar.com

KESTREL GROUP LTD
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
Investments:
Fixed maturities: available-for-sale, at fair value (Amortized cost: 2026: $144,533; 2025: $168,991)	$144,624	$169,665
Equity securities: at fair value (Cost: 2026: $11,145; 2025: $11,145)	11,748	11,748
Equity method investments	33,413	33,532
Other investments	173,280	173,358
Total investments	363,065	388,303
Cash and cash equivalents	16,062	20,044
Restricted cash and cash equivalents	10,216	9,146
Accrued investment income	4,900	5,063
Reinsurance balances receivable, net	5,590	724
Reinsurance recoverable on unpaid losses	412,121	461,197
Net loan receivable from related party	69,443	86,883
Intangible assets	7,676	9,347
Funds withheld receivable	6,417	10,956
Other assets	24,116	18,292
Total assets	$919,606	$1,009,955
LIABILITIES
Reserve for loss and loss adjustment expenses	$554,341	$637,169
Unearned premiums	14,837	17,406
Accrued expenses and other liabilities	61,419	52,694
Senior notes - principal amount	262,361	262,361
Less: unamortized fair value adjustment	87,312	87,959
Senior notes, net	175,049	174,402
Total liabilities	805,646	881,671
Commitments and Contingencies
EQUITY
Common shares	101	100
Additional paid-in capital	180,153	177,534
Accumulated other comprehensive (loss) income	(29)	916
(Accumulated deficit) retained earnings	(14,316)	1,197
Treasury shares, at cost	(51,949)	(51,463)
Total Equity	113,960	128,284
Total Liabilities and Equity	$919,606	$1,009,955

Book value per common share(2)	$14.57	$16.57

Common shares outstanding	7,824,030	7,741,943

KESTREL GROUP LTD
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Gross premiums written	$1,435	$1,096	$4,090	$1,096
Net premiums written	$1,436	$1,095	$4,090	$1,095
Change in unearned premiums	2,038	1,327	2,541	1,327
Net premiums earned	3,474	2,422	6,631	2,422
Fee revenue	3,742	544	6,862	1,351
Net investment income	2,454	1,542	5,062	1,576
Net realized and unrealized investment (losses) gains	(2,984)	1,058	(1,645)	1,058
Total revenues	6,686	5,566	16,910	6,407
Expenses:
Net loss and loss adjustment expenses	1,515	(5,961)	3,770	(5,961)
Commission and other acquisition expenses	983	394	2,456	394
General and administrative expenses	10,493	5,493	22,737	6,636
Total expenses	12,991	(74)	28,963	1,069
Other expenses
Interest and amortization expenses	4,177	1,519	8,073	1,519
Change in fair value of earn out liability	—	2,679	—	2,679
Gain on bargain purchase	—	(73,590)	—	(73,590)
Foreign exchange and other (gains) losses	(2,278)	5,102	(4,498)	5,102
Total other expenses	1,899	(64,290)	3,575	(64,290)
Net (loss) income before income taxes	(8,204)	69,930	(15,628)	69,628
Less: income tax (benefit) expense	(112)	3	(106)	95
Interest in income of equity method investments	10	—	9	—
Net (loss) income	$(8,082)	$69,927	$(15,513)	$69,533

Basic and diluted (loss) earnings per share attributable to Kestrel common shareholders	$(1.03)	$15.05	$(1.99)	$18.80
Annualized return on average common equity	(27.5)%	363.5%	(25.8)%	181.3%
Weighted average number of common shares - basic and diluted	7,824,030	4,635,406	7,788,420	3,692,701

KESTREL GROUP LTD
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended June 30, 2026	Legacy Reinsurance	Program Services	Total
Gross premiums written	$1,435	$—	$1,435
Net premiums written	$1,436	$—	$1,436
Net premiums earned	$3,474	$—	$3,474
Fee revenue	—	3,742	3,742
Net loss and loss adjustment expenses ("loss and LAE")	(1,515)	—	(1,515)
Commission and other acquisition expenses	(983)	—	(983)
General and administrative expenses(3)	(2,322)	(1,349)	(3,671)
Underwriting loss and fee income(4)	$(1,346)	$2,393	1,047
Reconciliation to net loss
Net investment income and net realized and unrealized investment losses			(530)
Interest and amortization expenses			(4,177)
Foreign exchange and other gains, net			2,278
Other general and administrative expenses(3)			(6,822)
Income tax benefit			112
Interest in income of equity method investments			10
Net loss			$(8,082)

For the Three Months Ended June 30, 2025	Legacy Reinsurance*	Program Services	Total
Gross premiums written	$1,096	$—	$1,096
Net premiums written	$1,095	$—	$1,095
Net premiums earned	$2,422	$—	$2,422
Fee revenue	—	544	544
Net loss and LAE	5,961	—	5,961
Commission and other acquisition expenses	(394)	—	(394)
General and administrative expenses(3)	(2,156)	(767)	(2,923)
Underwriting income and fee loss(4)	$5,833	$(223)	5,610
Reconciliation to net income
Net investment income and net realized and unrealized investment gains			2,600
Interest and amortization expenses			(1,519)
Change in fair value of earn out liability			(2,679)
Gain on bargain purchase			73,590
Foreign exchange and other losses, net			(5,102)
Other general and administrative expenses(3)			(2,570)
Income tax expense			(3)
Net income			$69,927

* Legacy Reinsurance underwriting results only include the post-combination period of May 28, 2025 to June 30, 2025.

KESTREL GROUP LTD
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Six Months Ended June 30, 2026	Legacy Reinsurance	Program Services	Total
Gross premiums written	$4,090	$—	$4,090
Net premiums written	$4,090	$—	$4,090
Net premiums earned	$6,631	$—	$6,631
Fee revenue	—	6,862	6,862
Net loss and LAE	(3,770)	—	(3,770)
Commission and other acquisition expenses	(2,456)	—	(2,456)
General and administrative expenses(3)	(5,536)	(2,861)	(8,397)
Underwriting loss and fee income(4)	$(5,131)	$4,001	$(1,130)
Reconciliation to net loss
Net investment income and net realized and unrealized investment losses			3,417
Interest and amortization expenses			(8,073)
Foreign exchange and other gains, net			4,498
Other general and administrative expenses(3)			(14,340)
Income tax benefit			106
Interest in income from equity method investments			9
Net loss			$(15,513)

For the Six Months Ended June 30, 2025	Legacy Reinsurance*	Program Services	Total
Gross premiums written	$1,096	$—	$1,096
Net premiums written	$1,095	$—	$1,095
Net premiums earned	$2,422	$—	$2,422
Fee revenue	—	1,351	1,351
Net loss and LAE	5,961	—	5,961
Commission and other acquisition expenses	(394)	—	(394)
General and administrative expenses(3)	(2,156)	(1,339)	(3,495)
Underwriting income and fee income(4)	$5,833	$12	$5,845
Reconciliation to net income
Net investment income and net realized and unrealized investment gains			2,634
Interest and amortization expenses			(1,519)
Change in earn out liability			(2,679)
Gain on bargain purchase			73,590
Foreign exchange and other losses, net			(5,102)
Other general and administrative expenses(3)			(3,141)
Income tax expense			(95)
Net income			$69,533

* Legacy Reinsurance underwriting results only include the post-combination period of May 28, 2025 to June 30, 2025.

KESTREL GROUP LTD
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Non-GAAP operating (loss) earnings(5)	$(6,740)	$5,394	$(17,352)	$5,000
Non-GAAP basic and diluted operating (loss) earnings per common share attributable to Kestrel common shareholders(5)	$(0.86)	$1.12	$(2.23)	$1.32
Annualized non-GAAP operating return on average shareholders' equity(6)	(23.0)%	28.0%	(28.9)%	13.0%
Reconciliation of net (loss) income to non-GAAP operating (loss) earnings:
Net (loss) income	$(8,082)	$69,927	$(15,513)	$69,533
Add (subtract):
Net realized and unrealized investment losses (gains)	2,984	(1,058)	1,645	(1,058)
Amortization of intangible assets	833	426	1,671	426
Foreign exchange and other (gains) losses	(2,278)	5,102	(4,498)	5,102
Interest in income of equity method investments	(10)	—	(9)	—
Litigation costs from GLS related arbitration	(847)	5	(884)	5
Change in bargain purchase gain	—	(73,590)	—	(73,590)
Restructuring and severance costs	734	1,779	1,007	1,779
Costs incurred due to the Combination	(74)	124	(771)	124
Change in fair value of earn out consideration	—	2,679	—	2,679
Non-GAAP operating (loss) earnings(5)	$(6,740)	$5,394	$(17,352)	$5,000

Weighted average number of common shares - basic and diluted	7,824,030	4,635,406	7,788,420	3,692,701
Reconciliation of diluted (loss) earnings per share attributable to Kestrel common shareholders to non-GAAP diluted operating (loss) earnings per share attributable to Kestrel common shareholders:
Diluted (loss) earnings per share attributable to common shareholders	$(1.03)	$15.05	$(1.99)	$18.80
Add (subtract):
Net realized and unrealized investment losses (gains)	0.38	(0.23)	0.21	(0.29)
Amortization of intangible assets	0.11	0.09	0.21	0.12
Foreign exchange and other (gains) losses	(0.29)	1.10	(0.58)	1.38
Interest in income of equity method investments	—	—	—	—
Litigation costs from GLS related arbitration	(0.11)	—	(0.11)	—
Change in bargain purchase gain	—	(15.88)	—	(19.93)
Restructuring and severance costs	0.09	0.38	0.13	0.48
Costs incurred due to the Combination	(0.01)	0.03	(0.10)	0.03
Change in fair value of earn out consideration	—	0.58	—	0.73
Non-GAAP diluted operating (loss) earnings per share attributable to common shareholders(5)	$(0.86)	$1.12	$(2.23)	$1.32

KESTREL GROUP LTD
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2026	December 31, 2025
Investable assets:
Total investments	$363,065	$388,303
Cash and cash equivalents	16,062	20,044
Restricted cash and cash equivalents	10,216	9,146
Net loan receivable from related party	69,443	86,883
Funds withheld receivable	6,417	10,956
Total investable assets(7)	$465,203	$515,332

Capital:
Total shareholders' equity	$113,960	$128,284
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,361	152,361
Total capital resources(8)	$376,321	$390,645

(1)
Premium produced is an operating metric determined by management as a byproduct of the program services fees it earns and is paid by clients. Premium produced is equal to the premium written by an MGA or capacity provider, and management believes this measure is important in understanding the underlying production trends of its Program Services business and the fees it earns. Where available, the Company utilizes underlying premium produced as reported by its clients. Where the premium produced was not directly observable, the Company derived the premium produced by grossing up the known fee component using the applicable contractual fee percentage, including its arrangements with its insurance carrier partners.

(2)	Book value per common share is calculated using shareholders’ equity divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio as well as share repurchases.

(3)
Underwriting income and fee income related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income and fee income.

(4)
Underwriting income and fee income is a non-GAAP measure and is calculated as net premiums earned plus fee revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting and fee revenue activities. For purposes of these non-GAAP operating measures, the fee-generating business, which is included in our Program Services segment, is considered part of the underwriting and fee income operations of the Company. Management believes that this measure is important in evaluating the underwriting and fee income performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5)	Non-GAAP operating earnings (loss) and non-GAAP basic and diluted operating earnings (loss) per common share are non-GAAP financial measure defined by the Company as net income (loss) excluding realized investment gains and losses, foreign exchange and other gains and losses, interest in income (loss) of equity method investment, and amortization of intangible assets and should not be considered as an alternative to net income (loss). It also excludes on a non-recurring basis: (1) loss from discontinued operations, net of income tax; (2) restructuring and severance costs; and (3) costs incurred due to the Combination. The Company's management believes that the use of non-GAAP operating earnings (loss) and non-GAAP diluted operating earnings (loss) per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings should not be viewed as a substitute for U.S. GAAP net income.

(6)	Non-GAAP operating return on average shareholders' equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings divided by average shareholders' equity.

(7)	Investable assets are the total of the Company's investments, cash and cash equivalents, net loan receivable from related party and funds withheld receivable.

(8)	Total capital resources are the sum of the Company's principal amount of debt and shareholders' equity.